Form 8-K O2DIESEL CORP - OTOD Filed: March 31st, 2009 (period: March 31st, 2009) Report of unscheduled material events or corporate changes.

Table of Contents
8-K - FORM 8-K Item 8.01. Other Events

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report
 Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2009

O2DIESEL CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number: 000-32217

Delaware (State of incorporation)	91-2023525 (I.R.S. Employer Identification No.)

100 Commerce Drive, Suite 301 Newark, DE (Address of principal executive offices)	19713 (Zip Code)

(302) 266-6000
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS

Item 8.01. Other Events

The Company will be unable to file its Form 10-K with the Securities and Exchange Commission on or before March 31, 2009, the deadline established under the Rules and Regulations (Rules) of the Securities and Exchange Commission (SEC).  As a result of the Company’s current liquidity position it has determined that committing to pay the amount necessary to complete the required financial statement audit would not be fiscally responsible.

The inability of the Company to complete the audit within the time requirements set forth in the SEC Rules means the Company will not be in compliance with the periodic reporting requirements applicable to it under the SEC Rules. The Company’s failure to maintain compliance with its public reporting requirements will subject it to being delisted form the Over the Counter Bulletin Board and such action could adversely affect the price of the common stock and the ability of stockholders to trade the common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION

By:	/s/ Alan R. Rae
Alan R. Rae
Chief Executive Officer

Date: March 31st, 2009